Exhibit 10.3

FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT

This First Amendment (this “First Amendment”) is made as of August 29, 2014, to that certain Transition Services Agreement entered into on July 2, 2014 (the “Agreement”) by and between Bazaarvoice, Inc. (“Bazaarvoice”) and PowerReviews, Inc. (fka Wavetable Labs, Inc.) (“Wavetable”).

WHEREAS, Bazaarvoice and Wavetable entered into the Agreement; and

WHEREAS, in accordance with Section 7.11 of the Agreement, Bazaarvoice and Wavetable now wish to amend and restate certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the parties hereto agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. The Agreement is hereby amended, effective as of July 2, 2014, by replacing Exhibit G to the Agreement with the revised version of Exhibit G attached to this First Amendment.

3. Except as otherwise expressly provided in this First Amendment, all provisions of the Agreement shall remain unchanged and in full force and effect. All governing law and dispute resolution provisions in the Agreement are also applicable to this First Amendment. This First Amendment may not be amended, supplemented or modified in any way other than by a written agreement signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective representatives.

BAZAARVOICE, INC.		POWERREVIEWS, INC.

By:	/s/ Gene Austin	By:	/s/ Chris Lubkert
Name:	Gene Austin	Name:	Chris Lubkert
Title:	CEO	Title:	SVP Operations